MORGAN FULLER CAPITAL GROUP L.L.C.



                   Private Offering of Participations in that Senior Secured Promissory Note, dated July 3, 1996, in the amount of $500,000,
 Senior Secured Promissory Note, dated July 22, 1996, in the amount of $500,000,
                                       and
             Senior Secured Promissory Note, dated August 15, 1996,
                           in the amount of $250,000,
                   made by Ednet, Inc., a Colorado corporation


         ---------------------------------------------------------------

                        SUBSCRIPTION, REPRESENTATION AND
                         SECURITIES TRANSFER RESTRICTION
                                    AGREEMENT
                               DATED JULY 3, 1996


                       TO BE USED ONLY IN CONJUNCTION WITH
                AN INVESTMENT IN PARTICIPATIONS DESCRIBED HEREIN


         ---------------------------------------------------------------


                           INSTRUCTIONS TO SUBSCRIBERS

              If you wish to subscribe for participations ("Participations") in that certain Senior Secured Promissory Note, dated July 3 1996, in the amount of $500,000, Senior Secured Promissory Note, dated July 22, 1996, in the amount of $500,000 and Senior Secured Promissory Note, dated August 15, 1996, in the amount of $250,000, each made by EDnet, Inc., a Colorado corporation ("EDnet"), as debtor, in favor of Morgan Fuller Capital Group L.L.C. ("Morgan Fuller"), please complete and sign the Subscription, Representation and Securities
Transfer Restriction Agreement (the "Agreement") marked "Execution Copy," following the instructions carefully. If you have any questions concerning any of the information called for, you may ask your lawyer, accountant or financial advisor for assistance, and if you desire, contact the individual indicated below.

              The completed and signed Agreement, together with your check in the amount of your total subscription payable to "Morgan Fuller Capital Group L.L.C." should then be sent to the address set forth below. You should make a copy of the executed Agreement for your files.


                              ANSWER ALL QUESTIONS.
                 ALL INFORMATION WILL BE TREATED CONFIDENTIALLY.

                       Morgan Fuller Capital Group L.L.C.
                          595 Market Street, Suite 2100
                         San Francisco, California 94105

                         Attention: Gordon R. Taubenheim
                                Managing Director

                        Telephone Number: (415) 977-1500

       THE PARTICIPATIONS, WARRANTS AND SHARES PURCHASABLE UPON THE EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS MORGAN FULLER DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

                        SUBSCRIPTION, REPRESENTATION AND
                         SECURITIES TRANSFER RESTRICTION
                                    AGREEMENT


Morgan Fuller Capital Group L.L.C.
595 Market Street, Suite 2100
San Francisco, California  94105

Gentlemen:


1. Subscription. By executing and delivering this Subscription, Representation and Stock Transfer Restriction Agreement (the "Agreement"), the undersigned (and each of the undersigned if more than one) hereby applies to purchase participations ("Participations") in that certain Senior Secured Promissory Note, dated July 3 1996, in the amount of $500,000 (the "First Note"), Senior Secured Promissory Note, dated July 22, 1996, in the amount of $500,000 (the "Second Note") and Senior Secured Promissory Note, dated August 15, 1996, in the amount of $250,000 (the "Third Note") (the First Note, the Second Note and the Third Note are hereinafter collectively referred to as the "Notes"), each made by EDnet, Inc., a Colorado corporation ("Ednet"), as debtor, in favor of Morgan Fuller Capital Group L.L.C. ("Morgan Fuller"), on the terms and conditions described herein. The minimum purchase is $100,000. This offering of Participations will terminate on August 15, 1996 or such earlier date which Morgan Fuller shall select in its sole discretion (the "Termination Date").

       Investors purchasing Participations will also receive that number of warrants (the "Warrants," each a "Warrant") of EDnet equal to one-sixth (1/6) of the aggregate dollar mount of Participations purchased divided by the exercise price (as discussed below). Each Warrant is exercisable until July 31, 1999, and entitles the holder to purchase one share of the common stock (the "Common Stock") of EDnet at an exercise price equal to the closing bid price of the Common Stock on the date of the Note(s) in which the investor is purchasing Participations (July 3, July 22 or August 15, 1996) (subject to adjustment in certain circumstances). The purchase price for each Warrant is one-tenth of one cent ($0.001) per Warrant. In the event that the average closing bid price of the Common Stock exceeds one hundred sixty percent (160%) of the Warrant exercise price for thirty (30) consecutive trading days, EDnet may, within three business days following the end of such thirty (30) day period, give notice of its intent to repurchase the Warrants at a purchase price of one-tenth of one cent ($0.001) per Warrant. Holders will have (30) days following the date of EDnet's notice to exercise the Warrants. In the event EDnet exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Holder will be entitled only to the redemption price. For a more complete description of the Warrants, please see the form of Warrant attached hereto as Exhibit "A". The Participations, the Warrants and the shares purchasable pursuant to the Warrants may be hereinafter collectively referred to as the "Securities.

2. Acknowledgments. The undersigned (and each of the undersigned if more than one) acknowledges that:

       2.1 The undersigned will receive a portion of the Loan Fee (as defined in the Notes) equal to one and one-half percent (1.5%) of the total dollar value of Participations it purchases, accruing from the date of the Note(s) in which the investor is purchasing Participations (July 3, July 22 or August 15, 1996). The undersigned is not entitled to any other portion of the Loan Fee.

       2.2 This subscription may be rejected in whole or in part at the sole discretion of Morgan Fuller, and the execution and delivery of this Agreement does not constitute an agreement to sell Securities or any other securities to me unless and until it has been accepted by Morgan Fuller.

       2.3 Morgan Fuller will rely upon the information contained herein for purposes of determining my suitability as an investor in the Securities.

       2.4 Investors who submit funds after July 3, 1996 and before July 22, 1996 will be deemed to have purchased Participations in the First Note; Investors who submit funds after July 22, 1996 and before August 15, 1996 will be deemed to have purchased Participations in the Second Note; and Investors who submit funds after August 15 will be deemed to have purchased Participations in the Third Note, provided however, that an investor will earn interest on its Participation from the date of its investment or the date of the
              Note in which the investor has invested, whichever is later.

       2.5 Morgan Fuller has no obligation to sell more than $1,250,000.00 of Participations.

       2.6 Morgan Fuller may elect to sell a lesser number of Participations to the undersigned and upon so doing, Morgan Fuller shall return to the undersigned the difference between the subscription price tendered and the subscription price required to purchase such Participations.

       2.7 The management of EDnet is vested in EDnet's Board of Directors and that investing in Securities confers no right to participate in EDnet's business or in the decisions of its directors and officers.

       2.8 The offering of Securities described in this Agreement terminates on the Termination Date, or such date as Morgan Fuller shall elect, and Morgan Fuller shall have no obligation to sell Securities to the undersigned thereafter.

       2.9 The Participations are participations in Morgan Fuller's interest in the Loan Documents (compared to an assignment of Morgan Fuller's interest in the Loan Documents) and do not give a holder of a Participation any rights with respect to EDnet. The holder of a Participation will receive a certificate substantially in the form attached as Exhibit "B" hereto (not a promissory note) within ten (10) days after Morgan Fuller's receipt and acceptance of such subscription and will not have any of the rights of Morgan Fuller under the Loan Documents. In particular, a potential investor should note Section 19 of the Notes.

3. Representations. The undersigned (and each of the undersigned if more than one) hereby makes the following representations and warranties to Morgan Fuller:

       3.1 I have received and carefully reviewed this Agreement and I have separately received and carefully reviewed EDnet's Information Package, dated June 26, 1996, that Security Agreement, dated July 3, 1996, made by EDnet, as debtor, in favor of Morgan Fuller, as secured party, and a copy of the executed Note(s) or the form thereof (the "Investment Information").

       3.2 I have obtained from Morgan Fuller and EDnet satisfactory responses to all questions and requests for further information regarding the business and plans of EDnet, the contents of the Investment Information, the terms and conditions of this offering, and all other relevant matters.

       3.3 I have been given access to and the opportunity to obtain such additional information as I have deemed necessary to verify the accuracy of the information provided to me by EDnet and Morgan Fuller.

       3.4 I have not received and am not relying upon any written offering literature or prospectus other than this Agreement and the materials contained in the Investment Information, and have not received and am not relying upon any oral representations which are in any manner inconsistent with the information contained therein.

       3.5 I personally have substantial knowledge and experience in financial and business matters, have specific experience making investment decisions of a similar nature, and am capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in Securities. I will provide Morgan

              Fuller, upon request, with such information concerning my prior investment experience, business or professional experience and other information as Morgan Fuller may deem necessary to further evaluate the foregoing representations.

       3.6 I am subscribing to acquire the Securities for investment purposes only, for my own account, and not for resale to others or in connection with (or with any view to) any further distribution of the Securities.

       3.7 I understand that (i) the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under the California Corporate Securities Law of 1968, as amended, or the securities laws of any other jurisdiction, (ii) the Securities cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless Morgan Fuller determines that exemptions from such registration and qualification requirements are available, and (iii) consequently, purchasers must bear the economic risk of an investment in the Securities for an indefinite period of time.

       3.8 I am aware that an investment in the Securities is speculative and involves a high degree of risk.

       3.9 I have adequate means of providing for my current needs and possible personal contingencies and have no need for liquidity in an investment in the Securities. I am able to bear the economic risk of an investment in the Securities, can afford to hold the Securities for an indefinite period of time and, at the present time, could afford a complete loss of such investment.

       3.10 I may be deemed to be an accredited investor, because I meet the requirements of one or more of the following categories:

                     (Please initial all boxes which apply to you.)

              [ ]    I am a director or executive officer of Morgan Fuller.

              [ ] I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

              [ ] I am a natural person and had individual (not joint) income in excess of $200,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year, or I am a natural person and had joint income (together with my spouse) in excess of $300,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year.

              [ ] The undersigned is a private business investment company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

              [ ] The undersigned is a corporation, trust, Massachusetts or similar business trust, partnership or other organization described in section 501(c)(3) of the Internal Revenue Code of 1986 as amended (i.e., tax exempt entities), not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million according to its most recent audited financial statements, and the investment decisions of which are directed by one or more persons who have substantial knowledge and experience in financial and business matters, have specific experience making investment decisions of a similar nature, and are capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in the Securities.

              [ ] The undersigned is a (i) small business investment company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Company Act of 1958; (ii) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; or (iii) U.S. bank or savings and loan association, whether acting for itself or as a trustee, or an insurance company.

              [ ] The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decision of which are made by a plan fiduciary, as defined in section 9(21) of such Act, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser.

              [ ] The undersigned is an employee benefit plan within the meaning of Title I of ERISA, which either has total assets in excess of $5,000,000 or is a self-directed plan, the investment decisions of which are made solely by one or more persons able to make the representations contained in section 3.5 above and who fits into one of the above categories.

              [ ] The undersigned is an entity in which all of the equity owners are accredited investors, falling into one or more of the categories described above.

              (NOTE: Morgan Fuller will not sell Securities to an investor unless the investor falls within one or more of the above categories.)

       3.11 All information which I have provided to Morgan Fuller concerning myself, my financial position and my knowledge of and experience with financial and business matters is correct and complete as of the date set forth at the end of this Agreement, and if there should be any material change in such information prior to the closing of this offering, I will immediately provide Morgan Fuller with such information.

       3.12 If an individual, the undersigned is at least 21 years of age. If an entity other than an individual, the undersigned is duly authorized to purchase and hold the Securities.

       3.13 If an individual, the residence, or, if an entity other than an individual, the principal place of business, of the undersigned is as set forth on the signature page of this Agreement. This address is the true and correct address of the undersigned and is the only jurisdiction in which an offer to sell the Securities was made to the undersigned. The undersigned has no present intention, if an individual, of becoming a resident of, or, if an entity other than an individual, of moving its principal place of business to, any other state or jurisdiction.

4. Restrictions on Transfer of Securities. The undersigned (and each of the undersigned if more than one) hereby makes the following further agreements, representations and warranties regarding the restrictions on the transferability of Securities:

       4.1 I agree that I will not directly or indirectly sell, assign, pledge, distribute, donate, or otherwise transfer or dispose of, or offer to do any of the foregoing with respect to, any of Securities which I purchase from Morgan Fuller, or any beneficial interest in such Securities, unless either (i) such Securities are registered under and sold in accordance with the Securities Act and the rules and regulations promulgated thereunder, and are registered or qualified under and sold in accordance with the provisions of any applicable state securities laws, or (ii) Morgan Fuller has determined that exemptions from such registration and qualification requirements are available.

       4.2 I understand and agree that a legend will be stamped on each certificate representing the Securities substantially in the following form:

                     The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or the securities laws of any other jurisdiction. The Securities represented hereby cannot be sold, assigned, pledged, distributed, donated or otherwise transferred or disposed of without such registration under the Securities Act and registration or qualification under applicable state securities laws, unless Morgan Fuller Capital Group L.L.C. determines that exemptions from such registration and qualification requirements are available.

       4.3 I understand and agree that Morgan Fuller may issue such stop transfer instructions to its transfer agents, if any, as it may deem necessary to enforce the above transfer restrictions.

5. Joint Signers; Successors and Assigns. If this Agreement is signed by more than one person or entity, then the obligations of the undersigned shall be joint and several, and the acknowledgements, representations, warranties and agreements herein contained shall be deemed to be made by and be binding upon each such person or entity.

This Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns.

6. Miscellaneous.

       6.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

       6.2 Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

       6.3 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

       6.4 This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

       6.5 In the case any provision of this agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. CERTIFICATION AS TO TAXPAYER IDENTIFICATION NUMBER & BACKUP WITHHOLDING AND NON-FOREIGN STATUS-SUBSTITUTE FORM W-9. SOCIAL SECURITY OR TAX ID NUMBER.

       Under penalties of perjury, I certify by my signature below that (1) the number shown on this form is my correct taxpayer identification number, (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service ("IRS") has notified me that I am no longer subject to back withholding, (3) I am not a non-resident alien for purposes of U.S. income taxation, (4) my home address (individual) or business address (entity) set forth in the Agreement is correct, and (5) if I become a non-resident alien, I will notify Morgan Fuller within 60 days of doing so.

IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE PRESENTLY SUBJECT TO BACKUP WITHHOLDING, STRIKE OUT THE LANGUAGE UNDER (2) ABOVE BEFORE SIGNING.

8. Type of Ownership for the Securities Subscribed (Check the Appropriate Box)

              [ ]    INDIVIDUAL OWNERSHIP BY UNMARRIED PERSON

              [ ] OWNERSHIP BY MARRIED PERSON AS SOLE AND SEPARATE PROPERTY (if you live in a state which has community property laws, signatures of both spouses may be required)

              [ ]    COMMUNITY   PROPERTY   (signatures   of  both  spouses  are
                     required)

              [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both parties must sign)

              [ ]    TENANTS-IN-COMMON (both parties must sign)

              [ ]    CORPORATION*

              [ ]    PARTNERSHIP*

              [ ]    TRUST*

              [ ]    OTHER ENTITY*

              * Any person executing this Agreement on behalf of such entities hereby represents and agrees that: (i) he or she is duly authorized to act on behalf of such corporation, partnership, trust or other entity, (ii) such corporation, partnership, trust or other entity was formed on ________________________, 19__, and (iii) he or she will provide such information as Morgan Fuller may request confirming the authority to sign on behalf of such entity.

9. Subscription Details and Execution. IN WITNESS WHEREOF, the undersigned hereby subscribe(s) for the amount of Securities indicated in the subscription price indicated below, provide(s) the information indicated, and execute(s) and deliver(s) this Agreement as of the date indicated. Following the Termination Date, Morgan Fuller shall mail to you at the address indicated below original Warrants and a certificate representing the Participations.

              Subscription Price Enclosed: $_________________________
              (minimum purchase: $100,000; make checks payable to "Morgan Fuller
              Capital Group L.L.C.")

              Date of Execution: _______________, 1996

------------------------------------------------    ------------------------------------------------
      Investor #1 (Print or Type Name)                       Investor #2 (Print or Type Name)

------------------------------------------------    ------------------------------------------------
                Signature                                           Signature

------------------------------------------------    ------------------------------------------------
          Social Security or Tax ID #                          Social Security or Tax ID #

------------------------------------------------    ------------------------------------------------
            Residence Street Address                            Residence Street Address

------------------------------------------------    ------------------------------------------------
           City and State         Zip                          City and State         Zip

------------------------------------------------    ------------------------------------------------
              Residence Telephone                                 Residence Telephone

------------------------------------------------    ------------------------------------------------
              Business Name                                       Business Name

------------------------------------------------    ------------------------------------------------
            Business Address                                    Business Address

------------------------------------------------    ------------------------------------------------
          City and State         Zip                          City and State         Zip


------------------------------------------------    ------------------------------------------------
             Business Telephone                                  Business Telephone



Mail Correspondence to:                             Mail Correspondence to:

            [ ] Residence      [ ] Business                     [ ] Residence      [ ] Business




SUBSCRIPTION ACCEPTED:


MORGAN FULLER CAPITAL GROUP L.L.C.


By:    ____________________________
       Gordon R. Taubenheim
       Managing Director


Date: ___________, 1996

                                   Exhibit "A"

                                (Form of Warrant)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "SECURITIES LAW"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY CANNOT BE SOLD, ASSIGNED, PLEDGED, DISTRIBUTED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT SUCH REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS WARRANT AND THE COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SUBSCRIPTION, REPRESENTATION AND SECURITIES TRANSFER RESTRICTION AGREEMENT, DATED JULY 2, 1996, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                        WARRANT TO PURCHASE A MAXIMUM OF
                      ___________ SHARES OF COMMON STOCK OF
                                  EDNET, INC.,
                             a Colorado corporation
                           (Void after July 31, 1999)

       This certifies that ______________________ (the "Holder"), for value received, is entitled to purchase from EDNET, INC., a Colorado corporation (the "Company"), having a place of business at One Union Street, San Francisco, California 94111, a maximum of ____________________ fully paid and nonassessable shares of the Company's common stock (the "Common Stock") for cash at a price of _________ Dollars and ____ Cents ($________)(1) per share (the "Stock Purchase Price") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. This Warrant will expire on the date described in Section 2 below. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 below.

       This   Warrant  is  issued   pursuant  to  the  terms  of  that   certain
Subscription, Representation and Securities Transfer Restriction Agreement, dated July 2, 1996 (the "Agreement").

       This Warrant is subject to the following terms and conditions:

       1. Exercise; Issuance of Certificates; Payment for Common Stock. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time commencing on the date hereof and expiring as provided in
Section 2 below for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the following items have been delivered to the Company: (a) this Warrant, properly endorsed, (b) the completed, executed Form of Subscription, and (c) payment for such shares, provided, however, that the Company is not obligated to issue shares of Common Stock purchased under this Warrant unless such Common Stock is registered under the Securities Act and qualified under the Securities Law, or the securities laws of any other jurisdiction, or exemptions from such registration and qualification requirements are available. Certificates for the shares of Common Stock so purchased, together

--------
(1) As provided in Section 1 of the Agreement, equal to one-sixth (1/6) of the aggregate dollar mount of Participations purchased divided by the exercise price of the Warrants.

with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

       2. Termination. This Warrant will terminate at 5:00 p.m. (Pacific time) on July 31, 1999, provided, however, that in the event that the average closing bid price of the Common Stock exceeds one hundred sixty percent (160%) of the Stock Purchase Price for thirty (30) consecutive trading days, then the Company may, within three business days following the end of such thirty (30) day period, give notice of its intent to repurchase the Warrants at a purchase price of one-tenth of one cent ($0.001) per Warrant. Holders will have (30) days following the date of the Company's notice to exercise the Warrants. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Holder will be entitled only to the redemption price.

       3. Common Stock to be Fully Paid; Reservation of Common Stock. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

       4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

              4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

              4.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                     (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                     (b) any cash paid or payable otherwise than as a cash dividend, or

                     (c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than (i) shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 4.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

              4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price effective at the time of the merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to the reorganization.

              In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

              4.4 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

              4.5  Other Notices.  If at any time:

                     (a) the Company shall declare any cash dividend upon its Common Stock;

                     (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                     (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                     (d) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                     (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                     (f) there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least fifteen (15) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least fifteen (15) days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

              4.6 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

       5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

       6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

       7. Warrants Not Transferable. This Warrant and the rights hereunder may not be transferred, in whole or in part, without the prior written consent of the Company. Upon the Company's request, the Holder shall deliver evidence satisfactory to the Company that any proposed transferee is an "accredited investor" under the Securities Act and the Securities Law.

       8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and representatives of a majority in interest of the Holders under the Agreement.

       9. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

       10. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

       11. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

       12. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

       13. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

       In Witness Whereof, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of __________, 1996.


EDNET, INC.,
a Colorado corporation


By: ____________________________________
    Thomas Kobayashi
    Chairman and Chief Executive Officer

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To:    EDNET, Inc.
       One Union Street
       San Francisco, California  94111

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, the number of shares of common stock ("Common Stock") of EdNet, Inc., a Colorado corporation (the "Company"), indicated below and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned at the address listed below.

       The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth on the investment representation statement attached hereto.


-----------------------------------     -------------------------------------
        Printed Name                                 Signature

                                        (Signature must conform in all
                                        respects to name of Holder as
                                        specified on the face of the
                                        Warrant)
Address:

---------------------------------

---------------------------------


Number of Shares Purchased:  _____________________(2)


Purchase Price Enclosed:       $_____________________
($__________ per Unit; make checks payable to "EDNET, Inc."


DATED:  _______________



--------
(2) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   Exhibit "B"

                       (Form of Participation Certificate)


THE  PARTICIPATIONS  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY CANNOT BE SOLD, ASSIGNED, PLEDGED, DISTRIBUTED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT SUCH REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS MORGAN FULLER CAPITAL GROUP L.L.C. DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.



This  confirms that the  individual  indicated  below has purchased  from Morgan
Fuller Capital Group L.L.C. ("Morgan Fuller") the participations ("Participations") indicated below in that certain Senior Secured Promissory Note, dated July 3 1996, in the amount of $500,000, Senior Secured Promissory Note, dated July 22, 1996, in the amount of $500,000 and Senior Secured Promissory Note, dated August 15, 1996, in the amount of $250,000, each made by EDnet, Inc., a Colorado corporation, as debtor, in favor of Morgan Fuller, on the terms and conditions contained in that Subscription, Representation and Stock Transfer Restriction Agreement, dated July 3, 1996:


Name of Investor:            _______________________________________

                             ---------------------------------------


Amount of Participation:    $_______________________________________



MORGAN FULLER CAPITAL GROUP L.L.C.


By:    ____________________________
       Gordon R. Taubenheim
       Managing Director




Date: ___________, 1996

                                       -1-